EXHIBIT 10.15

                            FIRST CHARTER CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         First Charter Corporation, a North Carolina corporation (the "Corporation"), hereby establishes this Stock Option Plan for Non-Employee Directors for the benefit of the Corporation and its Subsidiaries (hereinafter defined), employees, shareholders and directors.

                         Article I - General Provisions

         Section 1.1 Purpose. This First Charter Corporation Stock Option Plan for Non- Employee Directors (the "Plan") is intended to secure for First Charter Corporation and its shareholders the benefits arising from ownership of the Corporation's Common Stock by the non-employee members of the Boards of Directors of the Corporation and its Subsidiaries. The Plan is designed to help attract and retain superior individuals for service on the Board of Directors of the Corporation and its Subsidiaries and to provide each such non-employee director with an additional incentive to contribute to the success of the Corporation. It is also intended that the Plan shall satisfy the requirements of Rule 16b-3 under the Exchange Act (hereinafter defined).

         Section 1.2       Definitions.

          (a) "Board of Directors" means the Board of Directors of the Corporation or of a Subsidiary, unless otherwise specified.

          (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (c)  "Committee"  shall  have the  meaning  set forth in  Section  2.1 hereof.

          (d) "Common Stock" means the common stock, par value $5.00 per share, of the Corporation to be issued pursuant to the Plan.

          (e) "Corporation" means First Charter Corporation.

          (f) "Director" shall have the meaning set forth in Section 3.2 hereof.

          (g) "Disability" means the inability of an Optionee to engage in his or her profession by reason of any medically determinable physical or mental impairment which can be expected to result in death or which is to last or can be expected to last for a continuous period of not less than twelve months, as determined by the Committee in its sole discretion upon certification thereof by a qualified physician selected by the Committee after such physician examines the Optionee.

          (h) "Effective Date" means February 19, 1997.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (j) "Fair Market Value" means the closing sales price of a share of Common Stock if the Common Stock is listed on a national securities exchange or reported on the NASDAQ National Market; or the average of the closing bid and asked prices for a share of Common Stock in the over-the-counter market as reported by the NASDAQ National Market or the NASDAQ Stock Market if the Common Stock is not listed on a national securities exchange or the NASDAQ National Market or if there is no closing sales price reported on the NASDAQ National Market; or the fair value of a share of Common Stock determined in good faith by the Board of Directors if the Common Stock is not listed on a national securities exchange or reported on the NASDAQ National Market or the NASDAQ Stock Market or the over-the-counter market.

          (k) "Grant Date" means the date of the Committee's authorization of such grant as indicated in the Optionee's Stock Option Agreement.

          (l) "Option" means the right granted by the Corporation to an Optionee to purchase shares of Common Stock pursuant to the Plan. All Options granted hereunder shall be nonstatutory options and will not qualify for special income tax treatment under Code Section 422.

          (m) "Optionee" means a Director to whom an Option is granted hereunder.

          (n) "Option Period" shall have the meaning set forth in Section 3.4(a) hereof.

          (o) "Option Price" shall have the meaning set forth in Section 3.3 hereof.

          (p) "Plan" means the First Charter Corporation Stock Option Plan for Non-Employee Directors.

          (q) "Stock Option Agreement" means a formal written agreement between the Corporation and an Optionee in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee shall from time to time approve setting forth the terms and conditions of the grant of an Option to purchase shares of Common Stock pursuant to the Plan.

          (r) "Subsidiary" means a subsidiary corporation of the Corporation as that term is defined in Section 424(f) of the Code. "Subsidiaries" means more than one Subsidiary.

          (s) The term "vest," or any derivation thereof, as used in this Plan, shall mean the time or times at which an Option or a portion thereof shall become exercisable. The use of the term "vest" or any derivation thereof shall not create on the part of any Optionee any absolute right to an Option or absolute right to exercise such Option, which right shall at all times be determined in the discretion of the Committee, subject to the express provisions of the Plan and the applicable Stock Option Agreement.

                           Article II - Administration

     Section 2.1 Appointment of Committee. The Board of Directors of the Corporation shall appoint a committee for the administration of the Plan, which generally shall be the Compensation Committee of the Board of Directors and shall consist of not less than three directors of the Corporation. The Committee shall at all times be composed solely of "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, in effect as of the date hereof or as hereafter amended, to the extent that the Board of Directors of the Corporation deems necessary or as may be required from time to time under
Section 16 of the Exchange Act. No member of the Committee or member of the Board of Directors of the Corporation shall be liable for any action or determination made in good faith with respect to the Plan or to any Option granted thereunder.

     Section 2.2 Authority of Committee. Subject to the other provisions of the Plan and with a view to effecting its purpose, the Committee shall have sole authority in its absolute discretion: (i) to construe and interpret the Plan;
(ii) to define the terms used herein; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to determine the time or times when Options shall be granted; (v) to determine the Option Periods; (vi) to determine the number of shares to be subject to each Option; (vii) to determine the Directors to whom Options shall be granted; (viii) to determine whether any Options granted shall become vested over a period of time and, if so, when such Options shall become fully vested; (ix) to amend or modify the terms of any Options granted hereunder, but only with the consent of the Optionee; (x) to determine any other vesting, acceleration or termination provisions applicable to any such options in addition to those set forth in the Plan or a Stock Option Agreement; and (xi) to make any other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan. All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive for all purposes upon all persons including, without limitation, the Corporation, its Subsidiaries, the Committee and each of the members thereof, the directors, officers and employees of the Corporation and of the Subsidiaries, the Optionees, and their respective successors in interest.

     Section 2.3 Committee Administration. The members of the Committee shall serve at the pleasure of the Board of Directors of the Corporation, which may fill vacancies, however caused, in the Committee, all in accordance with the Bylaws of the Corporation. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members. Any action of the Committee evidenced by a written instrument, signed by a majority of its members, shall be fully as effective as if it had been taken by a vote of a majority of its members at a meeting duly called and held. The Committee shall
(i) appoint a secretary,  who may be but need not be a member of the  Committee,
(ii) keep minutes of its meetings, and (iii) make such rules and regulations for the conduct of its business as it shall deem advisable, as set forth in or pursuant to the Bylaws of the Corporation.

     Section 2.4 Privileges of Stock Ownership. No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Corporation in respect of any shares of stock issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option under the Plan unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with. No adjustment shall be made for dividends or any other distributions for which the record date is prior to the date on which such stock certificate is issued.

     Section 2.5 Reservation of Shares of Common Stock. The Corporation, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Corporation will from time to time, as is necessary to accomplish the purposes of this Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Corporation to obtain from any regulatory agency having jurisdiction the authority deemed by the Corporation's counsel to be necessary for the lawful issuance and sale of any shares of its stock hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of the stock as to which the requisite authority shall not have been obtained.

     Section 2.6 Tax Withholding. The exercise of any Option granted under the Plan is subject to the condition that if at any time the Corporation shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of such Option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation. Any such exercise and the satisfaction of such withholding liabilities shall be approved by the Committee prior thereto.

                              Article III - Options

     Section 3.1 Stock  Subject to Option.  Subject to adjustment as provided in
Section 3.9 hereof, shares to be issued upon the exercise of Options shall be authorized but unissued shares of Common Stock, and the aggregate number of shares of Common Stock which may be issued upon exercise of all Options under the Plan shall not exceed one hundred and fifty thousand (150,000). If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares remaining subject to such Option, but not purchased, shall again be available for grants of Options under the Plan.

     Section 3.2 Eligibility for and Grant of Options. In the discretion of the Committee, Options may be granted to any individual member of the Board of Directors who is not an officer or full-time employee of the Corporation or any Subsidiary (each, a "Director"). In determining those Directors to whom Options may be granted hereunder, the Committee may take into account the historical performance of the Corporation, as well as the anticipated future performance, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A Director who has been granted an Option or Options may be granted additional Options if the Committee shall so determine. Following a grant of an Option, the Corporation shall tender to each

Optionee for signature a Stock Option Agreement, which Stock Option Agreement shall comply with and be subject to the terms and conditions contained herein.


     Section 3.3 Exercise Price. The exercise price per share of Common Stock covered by any Option (the "Option Price") shall be the Fair Market Value per share on the Grant Date.

     Section 3.4 Termination of Option. Except as otherwise provided in Sections
3.9 and 4.2 hereof, an Option shall terminate and no longer be exercisable and be of no force or effect upon the expiration of the term of years from the Grant Date (the "Option Period") as indicated in such Optionee's Stock Option Agreement. Notwithstanding the foregoing, however, if (i) such Optionee ceases to be a director during the Option Period for any reason other than death, disability or retirement as a director as a result of the Corporation's or a Subsidiary's mandatory retirement age policy, such Option shall terminate and no longer be exercisable immediately upon such termination as director, unless the Committee, in its sole and complete discretion, permits such Optionee to exercise all or any part of such Option by a date not later than the expiration of the stated Option Period; or (ii) if the Optionee ceases to be a director during the Option Period by reason of the Optionee's death or Disability, such option shall terminate and no longer be exercisable upon the expiration of one
(1) year after such date of death or Disability, during which such one (1) year period the Option may be exercised (to the extent otherwise exercisable) by the Optionee (in the case of Disability) or the person to whom the Optionee's rights hereunder shall have passed by will or by the laws of descent and distribution.

     Section 3.5 Vesting. All Options granted hereunder that are not otherwise vested shall become fully vested upon the first to occur of (i) the last day of any vesting schedule provided in the respective Stock Option Agreement, (ii) the occurrence of any event described in Section 3.9(c) hereof, (iii) the death or Disability of the Optionee, and (iv) the date the Optionee retires from the Board of Directors as a result of the Corporation's or a Subsidiary's mandatory retirement age policy. The exercise of any such Options shall be subject to the provisions of this Plan, the applicable Stock Option Agreement and the authorization of the Committee.

     Section 3.6 Exercise of Option. Options granted hereunder may only be exercised following shareholder approval of the Plan. At any time following shareholder approval of the Plan and before termination of the Option as provided in Section 3.4, the vested portion of an Option may be exercised by written notice to the Corporation at its offices at Post Office Box 228, Concord, North Carolina 28026-0228, Attention: Robert O. Bratton, or such other address to which the office may be relocated, which notice shall (i) be signed by the Optionee or by the Optionee's successors, as provided in Section 3.4,
(ii) state the number of shares with respect to which the Option is being exercised, and (iii) contain such other representations as the Committee may require. Payment in full of the Option Price of purchased shares shall be made at the time of the exercise of the Option (i) in cash or by check payable to the order of the Corporation, (ii) by delivery of shares of Common Stock of the Corporation already owned by, and in the possession of, the Optionee, (iii) if authorized by the Committee or if specified in the Stock Option Agreement representing the Option being exercised, by a promissory note made by the Optionee in favor of the Corporation, upon the terms and conditions determined by the Committee and secured by the shares issuable upon exercise, complying with applicable law (including, without limitation, state corporate and federal margin requirements),

(iv) or any combination thereof. Furthermore, if authorized by the Committee at the time of exercise or if specified in the Stock Option Agreement representing the Option being exercised, an Optionee may exercise his or her option as to only a part of the Shares covered thereby, and then in an essentially simultaneous transaction use the shares so acquired in payment of the Option Price for additional Option shares. Shares of Common Stock previously held by the Optionee and surrendered in accordance with rules and regulations adopted by the Committee for the purpose of making full or partial payment of the Option Price shall be valued for such purpose at the Fair Market Value thereof on the date the Option is exercised. As soon as practicable after said notice and the Option Price have been received by the Corporation, the Corporation shall deliver to the Optionee a stock certificate registered in the Optionee's name representing the Option shares.

     Section 3.7 Partial Exercises of Options. Subject to any vesting schedule that may be provided in the applicable Stock Option Agreement, Options granted hereunder shall be exercisable in whole, or in part from time to time, during the Option Period. Any exercise of an Option for less than the total number of shares of Common Stock identified in the Stock Option Agreement shall be deemed to be an exercise in part and such Option may again be exercised for the remaining number of shares of Common Stock subject thereto in accordance with the terms of this Plan at such time or times determined by the Optionee, provided that at each such time such Option is still exercisable under the terms of the applicable Stock Option Agreement and the Plan.

         Section 3.8 Status as a Director. Nothing contained herein or in any Option granted hereunder or in any Stock Option Agreement issued hereunder shall confer upon any Optionee any right to be continued or re-elected as a director of the Corporation or a Subsidiary, as the case may be, which removal of or election of directors shall be governed in all cases by the respective Bylaws of the Corporation and its Subsidiaries and by applicable law.

     Section 3.9 Adjustments Upon Changes in Capitalization; Continuation of Exercise Rights.

          (a) The total amount of shares with respect to which Options may be granted hereunder and Option rights (both as to the number of shares subject to Option and the Option Price(s) thereof) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on the Common Stock, a subdivision or combination of shares of the Common Stock or from a reclassification of the Common Stock, and (in accordance with the provisions contained in the next following paragraph) in the event of a merger or consolidation.

          (b) After (i) the merger of one or more corporations into the Corporation or any Subsidiary, (ii) any merger of the Corporation or any Subsidiary into another corporation, (iii) any consolidation of the
     Corporation or any Subsidiary and one or more other corporations, or (iv) any other corporate reorganization of any form involving the Corporation or any Subsidiary as a party thereto, which such event involves any exchange, conversion, adjustment or other modification of the outstanding shares of the Common Stock, each Optionee at the time of such corporate reorganization shall be entitled to receive, at no additional cost, upon any exercise of his Option and in lieu of the number of shares as to which such Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Optionee would have been entitled pursuant to the terms of the agreement of merger or reorganization if at the time of such merger or reorganization such Optionee had been a holder of record of a number of shares of Common Stock equal to the number of shares with respect to which such Option shall then be so exercised. Comparable rights shall accrue to each Optionee in the event of successive mergers or consolidations of the character described above.

          The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

          (c) In the event of (i) the adoption of a plan of merger, consolidation, share exchange or similar transaction of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation, (ii) the approval by the Board of Directors of the Corporation of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) by the Corporation of the majority of the stock of a significant Subsidiary of the Corporation or substantially all of the assets of the Corporation or of a significant Subsidiary of the Corporation, (iii) the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Exchange Act, other than a person, or group including a person, who beneficially owned, as of the Effective Date hereof, more than five percent of the Corporation's securities, in the absence of a prior expression of approval by the Board of Directors of the Corporation, (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by the vote of at least two-thirds of the directors of the Corporation then still in office who were directors at the beginning of the period; or (v) any other change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A under the Exchange Act or the acquisition of control, within the meaning of Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, or Section 602 of the Change in Bank Control Act of 1978, of the Corporation by any person, company or other entity, then any Option granted hereunder shall immediately become exercisable in full, subject to any appropriate adjustments in the number of shares subject to such Option and the Option Price(s) thereof, and shall remain exercisable for the remainder of the respective Option Period, subject to all of the terms hereof and the Stock Option Agreement with respect thereto not inconsistent with this paragraph.

          (d) Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation each Option granted hereunder shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to such dissolution or liquidation (and as provided above regarding certain mergers and consolidations), each Option granted hereunder shall remain exercisable in full, subject to all of the terms hereof and of the Stock Option Agreement with respect thereto not inconsistent with this paragraph.

          (e) The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Corporation or any of its Subsidiaries to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

     Section 3.10 Non-Transferability of Options. No Option granted hereunder shall be transferable by the Optionee other than by will, or, if Optionee dies intestate, by the laws of descent and distribution of the state of Optionee's domicile at the time of death or except pursuant to a qualified domestic relations order. Except as provided in Section 3.4 hereof, all Options granted hereunder shall be exercisable only by the Optionee during the Optionee's lifetime.

                      Article IV - Miscellaneous Provisions

     Section 4.1 Amendment and Termination. This Plan may be amended or terminated by the Board of Directors of the Corporation without shareholder approval as deemed in the best interests of the Corporation; provided, however, that the Board of Directors of the Corporation shall submit any amendments to the shareholders for approval to the extent necessary to maintain compliance with the requirements of Rule 16b-3 of the Exchange Act, as it may be amended from time to time, or the NASDAQ National Market or the NASDAQ Stock Market or any other national securities exchange on which the Common Stock may be listed. Unless earlier terminated, the Plan shall terminate on the date as of which there are no longer any Options available to be granted under the Plan; provided, however, that subject to the provisions set forth above, prior to such date the Board of Directors can amend the Plan to provide for more shares to be subject to options hereunder.

     Section 4.2 Shareholder Approval. This Plan is subject to approval of the shareholders of the Corporation within twelve (12) months from the Effective Date. Notwithstanding any other provision hereof, Options may be granted hereunder prior to obtaining shareholder approval, but no Option granted hereunder may be exercised prior to the approval hereof by the shareholders of the Corporation. In the event the shareholders of the Corporation do not approve this Plan within twelve (12) months from the Effective Date, all Options granted hereunder shall be void.

     Section 4.3 Gender and Number. Words used herein in the masculine gender shall be read in the feminine or neuter wherever the context so requires, and the plural shall include the singular.